Exhibit 99

Contact:

Rod Hise

Rod Hise & Co. for Exact Sciences Corp.

608-807-4607

rod@rodhise.com

For Immediate Release

Exact Sciences reports fourth-quarter and full-year 2014 financial results

MADISON, Wis., Feb. 24, 2015 — Exact Sciences Corp. (Nasdaq: EXAS) today announced its financial results for the quarter and year ended Dec. 31, 2014.

Exact reported total revenues of $1.5 million for the fourth quarter of 2014 compared to total revenues of $1.0 million during the same period of 2013. Total revenues for the year ended Dec. 31, 2014, were $1.8 million, compared to $4.1 million for the year ended Dec. 31, 2013.

Exact reported a net loss of ($32.4) million, or ($0.38) a share, for the quarter ended Dec. 31, 2014. The company had a net loss of ($12.2) million, or ($0.17) a share, for the same period in 2013. The net loss for the year ended Dec. 31, 2014, was ($100.0) million, or ($1.25) a share. The company’s net loss for the year ended Dec. 31, 2013, was ($46.5) million, or ($0.69) a share.

Operating expenses for the quarter ended Dec. 31, 2014, were $30.7 million, compared to $13.3 million for the same period in 2013. Operating expenses for the year ended Dec. 31, 2014, totaled $98.0 million, compared to $50.9 million for the same period in 2013. The increase in operating expenses from the prior periods is due to increased selling, general and administrative expenses to support the launch of Cologuard®.

Exact ended 2014 with cash, cash equivalents and marketable securities of $282.8 million, compared to $133.3 million at Dec. 31, 2013.

“We are very pleased with our 2014 accomplishments and the success we’re having with Cologuard in the short time since CMS’s final coverage decision,” said Kevin T. Conroy, the company’s chairman and CEO. “More than 4,000 physicians ordered at least one test by year end and we reported over 4,000 Cologuard test results.

“We also are excited by the success we’ve had with engaging patients through our customer support center,” Mr. Conroy said. “Our active engagement of patients who had been prescribed the test but hadn’t returned their collection kit caused our patient compliance rate to double. Our priorities in 2015 are to continue to grow our Cologuard business and provide world-class physician and patient engagement, while advancing our product pipeline.”

Fourth-Quarter Conference Call & Webcast

Company management will host a conference call and webcast on Tuesday, Feb. 24, 2015, at 10 a.m. ET to discuss fourth-quarter and full-year 2014 results. The webcast will be available at www.exactsciences.com. Domestic callers should dial 877-212-6082 and international callers should dial 707-287-9332.  An archive of the webcast and a replay of the conference call will be available at www.exactsciences.com or by calling 855-859-2056 domestically or 404-537-3406 internationally. The access code for the conference call and replay is 88226947. The conference call, webcast and replay are open to all interested parties.

About Exact Sciences Corp.

Exact Sciences Corp. is a molecular diagnostics company focused on colorectal cancer. The company has exclusive intellectual property protecting its non-invasive, molecular screening technology for the detection of colorectal cancer. Stool-based DNA technology is included in the colorectal cancer screening guidelines of the American Cancer Society and the U.S. Multi-Society Task Force on Colorectal Cancer.  For more information, please visit the company’s website at www.exactsciences.com.

Certain statements made in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, anticipated results of our sales and marketing efforts, expectations concerning payor reimbursement and the anticipated results of our product development efforts.  Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully and profitably market our products; the acceptance of our products by patients and health care providers; the amount and nature of competition from other cancer screening products and procedures; our ability to maintain regulatory approvals and comply with applicable regulations; our success establishing and maintaining collaborative and licensing arrangements; our ability to successfully develop new products; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Condensed Consolidated Statements of Operation Data

(Amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Laboratory service revenue	$1,504	$—	$1,504	$—
License fees	—	1,036	294	4,144
	1,504	1,036	1,798	4,144

Cost of sales	3,401	—	4,325	—
Gross margin	(1,897)	1,036	(2,527)	4,144

Operating Expenses:
Research and development	4,992	6,713	28,669	27,678
General and administrative	10,625	3,687	30,435	13,649
Sales and marketing	15,069	2,902	38,908	9,578
	30,686	13,302	98,012	50,905

Loss from operations	(32,583)	(12,266)	(100,539)	(46,761)

Investment income	150	96	542	316
Interest expense	(11)	(16)	(51)	(69)

Net loss	$(32,444)	$(12,186)	$(100,048)	$(46,514)

Net loss per share - basic and diluted	$(0.38)	$(0.17)	$(1.25)	$(0.69)

Weighted average common shares outstanding - basic and diluted	84,734	70,559	80,232	67,493

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Condensed Consolidated Balance Sheet Data

(Amounts in thousands)

	December 31,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$58,131	$12,851
Marketable securities	224,625	120,408
Accounts receivable, net	1,376	—
Inventory	4,017	—
Prepaid expenses and other current assets	3,528	2,199
Property and equipment, net	19,947	11,169
Total assets	$311,624	$146,627

Liabilities and stockholders’ equity
Total current liabilities	$17,521	$7,752
Long term debt	1,000	1,000
Long term other liabilities	2,399	—
Long term accrued interest	106	84
Obligations under capital lease, less current portion	—	360
Lease incentive obligation, less current portion	1,614	2,115
Total stockholders’ equity	288,984	135,316
Total liabilities and stockholders’ equity	$311,624	$146,627